Exhibit 5.1

Prof. Dr. Rolf Watter Attorney-at-Law, LL.M. +41 58 261 50 00 rolf.watter@baerkarrer.ch Postfach 1548 | CH-8002 Zürich UBS Group AG Bahnhofstrasse 45 CH-8001 Zurich Switzerland

Zurich, 25 April 2023

437762/110/wm

Legal Opinion: Form F-4 Registration Statement

Dear Sir or Madam

We have been asked to issue a legal opinion as special Swiss legal counsel to UBS Group AG, Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, Swiss business identification number CHE-395.345.924 (the “Company”) in connection with the registration statement on Form F-4 (the “Registration Statement”) including all amendments or supplements thereto, being filed with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Act”) for the registration of ordinary registered shares (Namenaktien) of the Company with a nominal value as provided in the articles of association of the Company (the “Shares”) in connection with the absorption merger between the Company and Credit Suisse Group AG.

The Shares subject to the Registration Statement are 178,031,943 existing Shares.

All capitalized terms used in this legal opinion letter shall have the meaning as defined herein.

I	DOCUMENTS

In arriving at the opinions expressed in Section III below, we have exclusively reviewed and relied on the following documents, the sufficiency of which we confirm for purposes of this legal opinion letter (the documents referred to in this clause I collectively the “Documents” and any individual document thereof a “Document”):

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a)	an excerpt from the commercial register of the Canton of Zurich, Switzerland, in relation to the Company, certified by said register to be up-to-date as of April 24, 2023 (the “Excerpt”);

b)

a copy of the articles of association of the Company, certified by the commercial register of the Canton of Zurich, Switzerland, to be up-to-date as deposited with such register as of April 24, 2023 (the “Articles”); and

c)	an electronic copy of the Registration Statement.

II	ASSUMPTIONS

In arriving at the opinions expressed in Section III below, we have assumed (without verification) cumulatively that:

a)

the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this legal opinion letter and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this legal opinion letter;

b)	the Documents submitted to us as (hard or electronic) copies are complete and conform to the original document;

c)	all signatures and seals on any Document are genuine;

d)

where a name is indicated (in print or in handwriting) next to a signature appearing on any Document above, the signature has been affixed by the person whose name is indicated, and where no name is indicated (in print or in handwriting) next to a signature appearing on any of the Document, the relevant Documents have been duly signed by authorized signatories;

e)

to the extent any authorizations, approvals, consents, filings, licenses, exemptions or other requirements (collectively the “Authorizations”) are to be obtained or made outside Switzerland, such Authorizations will have been obtained or fulfilled in due time, and will remain in full force and effect at all times through the issuance of the Shares; and

f)

to the extent agreements or documents have to be executed or any obligations have to be performed under applicable laws other than Swiss law or in any jurisdiction outside Switzerland, such execution or performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction.

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III	OPINIONS

Based upon the foregoing, and subject to the qualifications and reliance limitations set out in Section IV and Section V below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)

the Company is a stock corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland, with corporate power and authority to conduct its business in accordance with its Articles; and

b)

the Shares have been validly issued, fully paid and are non-assessable (i.e. no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

IV	QUALIFICATIONS

The opinions given under Section III above are each subject to the following cumulative qualifications:

a)	The opinions expressed herein are strictly limited to matters governed by the laws of Switzerland and thus to opinions on certain Swiss law matters.

b)

The opinions expressed herein are based on and subject to the laws of Switzerland as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter, and where this legal opinion letter refers to “Swiss law” or “the laws of Switzerland”, it solely refers to Swiss law as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter. Such laws are subject to change.

c)	We have made no investigation of the laws of any other jurisdiction (but the laws of Switzerland) as a basis for this legal opinion letter and do not express or imply any opinion thereon.

d)

The opinions expressed herein relate only to legal matters explicitly covered by this legal opinion letter (taking into account all assumptions and qualifications cumulatively) and no opinion is given by implication or otherwise on any other matter.

e)

In issuing this legal opinion letter, we relied solely on the Documents and were not instructed to, and did not, make any further independent search or due diligence; we do not opine as to any facts or circumstances occurring or coming to our attention subsequently to the date hereof.

f)	The assumptions and qualifications apply to all opinions expressed in this legal opinion letter.

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g)	We express no opinion herein as to the accuracy or completeness of the information or content set out in the Registration Statement.

h)	We express no opinion herein as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-corporate law matter.

i)

In this opinion, Swiss legal concepts are expressed in English terms and not in any official Swiss language; these concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

V	RELIANCE

This legal opinion letter is addressed to the Company. We hereby consent to the filing of this legal opinion letter as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” in the Registration Statement. In giving such consent, we do not admit or imply that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

This legal opinion letter is furnished by us, as special Swiss legal counsel to the Company, in connection with the filing of the Registration Statement, and, except as provided in the immediately preceding paragraph, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any other purpose without our prior written consent, except for such filing or in connection with any reliance by investors on such filing pursuant to US securities laws..

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This legal opinion letter shall be governed by and construed in accordance with the laws of Switzerland. This legal opinion letter may only be relied upon on the express condition that any issues of interpretation or liability arising hereunder will be governed by the laws of Switzerland.

Yours faithfully,

Bär & Karrer AG

/s/ Prof. Dr. Rolf Watter

Prof. Dr. Rolf Watter